Exhibit 99.1

July 4, 2008

BY FACSIMILE AND OVERNIGHT COURIER

William Carter

Hexion Specialty Chemicals, Inc.

180 East Broad Street

Columbus, Ohio  43215

Facsimile:  (614) 225-7495

RE:          Extension of Termination Date

Dear William:

In accordance with the Agreement and Plan of Merger among Hexion Specialty Chemicals, Inc., Nimbus Merger Sub Inc. and Huntsman Corporation (the “Company”) dated as of July 12, 2007 (the “Merger Agreement”), we hereby notify you that the Company has elected to extend the Termination Date (as defined in the Merger Agreement) by 90 days to 5:00 p.m. Houston time on October 2, 2008.  In electing to extend the Termination Date, the Company does not waive any right, power or privilege under the Merger Agreement (including with respect to any breach of the Merger Agreement prior to the date hereof by you).

If you have any questions, please feel free to contact me directly.

Sincerely,

Peter R. Huntsman

President and Chief Executive Officer

cc:	Joshua J. Harris Scott Kleinman Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019 Facsimile: (212) 515-3288

10003 Woodloch Forest Drive, The Woodlands, Texas  77380

Tel:  281-719-6000    Fax:  281-719-6416    www.huntsman.com

John M. Scott

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
Facsimile:  (212) 326-2061

Andrew J. Nussbaum

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:  (212) 403-2000

Jeffery B. Floyd

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas  77002
Facsimile:  713-615-5660

John A. Marzulli, Jr.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Facsimile: (212) 848-7179